Exhibit 10.5

STOCK SURRENDER AGREEMENT

This STOCK SURRENDER AGREEMENT (the “Agreement”) dated as of July 31, 2024, by and between Nomadar Corp., a Delaware corporation (the “Company”) and Sport City Cádiz S.L., a company incorporated under the laws of Spain, and shareholder of the Company (“Sport City”).

WITNESSETH:

WHEREAS, Sport City is the holder of 44,500,000 shares of the Company’s Class A common stock, par value $0.000001 (the “Class A Stock”) and the holder of 5,000,000 shares of the Company’s Class B common stock, par value $0.000001 (the “Class B Stock”);

WHEREAS, Sport City desires to surrender its legal right, title and interest in 30,186,264 shares of Class A Stock to the Company (the “Surrender Shares”), which will be cancelled by the Company (the “Surrender”); and

WHEREAS, the Company and Sport City desire to enter into this Agreement and consummate the Surrender in connection with the desired listing of the Company’s equity securities on a U.S. securities exchange.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Surrender of Shares. Subject to the terms and conditions of this Agreement, as of the date first above written, Sport City hereby surrenders all legal right, title and interest in the Surrender Shares to the Company, which Surrender Shares will be cancelled by the Company upon receipt at the Effective Time (as defined below) and will not be available for reissuance, such that immediately after the Effective Time, Sport City shall be the holder of 14,313,736 shares of Class A Stock and 5,000,000 shares of Class B Stock.

2. Effective Time of Surrender. As of the date hereof, all equity securities of the Company are held in digital book entry on the records of the Company, and no stock certificates have been issued, including but not limited to in connection with the original issuance of the Surrender Shares. As such, the Surrender will be immediately effective upon the execution of this agreement by both parties (the “Effective Time”).

2. Further Assurances. Sport City represents and warrants to the Company that (a) Sport City is the beneficial and registered owner of the Surrender Shares, which are free and clear of all liens, charges, encumbrances and any other rights of others; (b) Sport City has good and sufficient power, authority and right to enter into and deliver this agreement and to transfer the legal and beneficial title and ownership of the Surrender Shares to the Company, free and clear of all liens, charges and encumbrances; (c) Sport City has duly executed and delivered this agreement and it constitutes a valid and legally binding obligation on him, enforceable against it in accordance with its terms; (d) there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon Sport City to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Surrender Shares other than pursuant to the terms of this Agreement; and (e) after the date hereof, Sport City agrees to take any and all actions necessary to surrender the Surrender Shares to the Company.

3. Acknowledgements. The parties hereto acknowledge and agree that the intent and purpose of the transaction contemplated by this Agreement is not to hinder or defraud any creditor of Sport City. Sport City acknowledges that it has read this agreement, understands it and voluntarily accepts its terms, and has had the opportunity to have this Agreement reviewed by counsel or other agents of Sport City, if desired.

Sport City further acknowledges that this Agreement is executed voluntarily and without any duress or undue influence on the part of or on behalf of the Company.

4. Entire Agreement: Amendments. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for and supersedes any and all prior agreements, arrangements and understandings between the parties with respect to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing, signed by the parties hereto or a duly authorized representative thereof.

5. Notices. Any notices required or permitted to be given under this Agreement shall be in writing, signed by the party giving such notice and shall be deemed duly given when sent by registered or certified mail return receipt requested, to the other parties hereto at such parties address set forth on the signature page hereto or at such other address as such parties shall designate by similar notice to the other parties.

6. Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to the rules of conflict of laws of such state that would cause the laws of another jurisdiction to apply.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NOMADAR CORP.

By:	/s/ Iván Contreras
Name:	Iván Contreras
Title:	Sole Director

SPORT CITY CÁDIZ S.L.

By:	/s/ Manuel Ignacio Díaz Charlo
Name:	Manuel Ignacio Díaz Charlo
Title:	General Manager

[signature page to stock surrender agreement]